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Exhibit 23.5

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below constitutes and appoints Jay Nydick his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ JEFFREY TARRANT Jeffrey Tarrant	Director	January 23, 2008

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  Exhibit 23.5
POWER OF ATTORNEY